UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 11, 2023

Merion, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173681	45-2898504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 N. Barranca St #1000 West Covina, CA	91791
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including areas code: (626) 331-7570

None

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 8.01 Other Events.

On April 11, 2023, Merion, Inc. (the “Merion”) entered into a Letter of Intent (the “LOI”) with Ares Pink Corporation, a Delaware corporation (“Ares Pink”), a copy of which is attached hereto as Exhibit 10.1. Ares Pink is in the business of electric vehicles. Pursuant to LOI, Merion will enter into a business combination with Ares Pink (“Acquisition”). The LOI is not a binding agreement as it is subject to the definitive documentation to effect the Acquisition that is mutually acceptable to both parties, except for the provisions under the headings of “Confidentiality”, “Expenses”, “Announcements”, “Exclusivity”, and “Governing Law Dispute Resolution and Jurisdiction” of the LOI, which are binding.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits Number	Description
10.1	Letter of Intent dated April 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRLdocument).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merion, Inc.

Dated: April 12, 2023	By:	/s/ Ding Hua Wang
Ding Hua Wang
President, Chief Executive Officer and Chief Financial Officer

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